PACIFIC LIFE

Pacific Life Insurance Company
P.O. Box 2378 • Omaha, NE 68103-2378
www.PacificLife.com
Contract Owners: (800) 722-4448

PACIFIC EXPLORER
Variable Annuity Application

Registered Representatives call (800) 722-2333 for assistance.

1. ANNUITANT(S) *Must be an individual. Check product guidelines for maximum issue age.*

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Sex
John R. Doe	01/01/1972	☑ M ☐ F

Mailing Address	City, State, ZIP	SSN
555 Main Street	Anytown, USA 12345	999-77-8888

Residential Address (if different than mailing address)	City, State, ZIP

Solicited at: State ____ ____ — *Complete this box for custodial-owned qualified contracts only. Will not be valid for any other contract types. Information put here will be used for contract and registered representative appointment purposes.*

ADDITIONAL ANNUITANT *Not applicable for qualified contracts.* ***Check One:*** ☑ *Joint* ☐ *Contingent*

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Sex
Jane A. Doe	01/01/1972	☐ M ☑ F

Mailing Address	City, State, ZIP	SSN
555 Main Street	Anytown, USA 12345	999-66-5555

Residential Address (if different than mailing address)	City, State, ZIP

2. OWNER(S) *If annuitant and owner are the same, do not complete this section. Check product guidelines for maximum issue age. For contracts with an owner that is a 401(a), 401(k) or Keogh/HR10 plan, also complete the Qualified Plan Disclosure form. For individual-owned or trust-owned Inherited IRA or Inherited 403(b) contracts, also complete the Inherited IRA or Inherited TSA/403(b) Certification form. For nonqualified contracts, if the owner is a non-natural person or corporation, also complete the Non-Natural or Corporate-Owned Disclosure Statement. If the owner is a trust, also complete the Trustee Certification and Disclosure form.*

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Sex
		☐ M ☐ F

Mailing Address	City, State, ZIP	SSN/TIN

Residential Address (if different than mailing address)	City, State, ZIP

ADDITIONAL OWNER *Not applicable for qualified contracts.* ***Check One:*** ☐ *Joint* ☐ *Contingent*

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Sex
		☐ M ☐ F

Mailing Address	City, State, ZIP	SSN

Residential Address (if different than mailing address)	City, State, ZIP

3. DEATH BENEFIT COVERAGE

☐ **Stepped-Up Death Benefit** *Annuitant(s) must not be over age 75 at issue.*

If the stepped-up death benefit I have selected cannot be added to the contract due to age restrictions or state availability, I understand that the contract will be issued without the stepped-up death benefit rider.

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4. TELEPHONE/ELECTRONIC AUTHORIZATIONS

CHECK IF YES ☑ Yes

TELEPHONE/ELECTRONIC TRANSACTION AUTHORIZATION As the owner, I will receive this privilege automatically. If a contract has joint owners, each owner may individually make telephone and/or electronic requests. By checking "yes," I am also authorizing and directing Pacific Life to act on telephone or electronic instructions from any other person(s) who can furnish proper identification. Pacific Life will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Pacific Life and its affiliates and their directors, trustees, officers, employees, representatives and/or agents, will be held harmless for any claim, liability, loss or cost.

ELECTRONIC DELIVERY AUTHORIZATION By providing my e-mail address below, I authorize Pacific Life to provide my statements, prospectuses and other information (documents) electronically instead of sending paper copies of these documents by U.S. mail. I will continue to receive paper copies of annual statements. I understand that I must have internet access (my internet provider may charge for internet access) and I must provide my e-mail address below to use this service.

FOR EVEN FASTER DELIVERY

E-mail address: JDoe@aol.com

5. BENEFICIARIES

If a beneficiary classification is not indicated, the class for that beneficiary will be primary. Multiple beneficiaries will share the death benefit equally, unless otherwise specified. For non-individually owned custodially held IRAs, 457 and qualified plans, if no beneficiary is listed, the beneficiary will default to the owner listed on the application. Unless otherwise indicated, proceeds will be divided equally. Use Special Requests section to provide additional beneficiary information.

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Class	Relationship	SSN/TIN	Percentage
Mary S. Doe	01/01/1992	☑ Primary ☐ Contingent	Daughter	333-22-7777	100 %
		☐ Primary ☐ Contingent			%

6. CONTRACT TYPE *Select ONE.*

☑ Non-Qualified ☐ SIMPLE IRA[1] ☐ Roth IRA ☐ 401(a)[3] ☐ 457(b) – gov't. entity ☐ Keogh/HR10[3]

☐ IRA ☐ SEP-IRA ☐ TSA/403(b)[2] ☐ 401(k)[3] ☐ 457(b) – 501(c) tax exempt

[1] *Complete SIMPLE IRA Employer Information form.* [2] *Complete TSA Certification form.* [3] *Complete Qualified Plan Disclosure form.*

7. INITIAL PURCHASE PAYMENT *Make check payable to Pacific Life Insurance Company.*

7A. NON-QUALIFIED CONTRACT PAYMENT TYPE

Indicate type of initial payment.

☐ 1035 exchange/estimated transfer .... $ ______

☑ Amount enclosed .... $ 5,000

7B. QUALIFIED CONTRACT PAYMENT TYPE

Indicate type of initial payment. If no year is indicated, contribution defaults to current tax year.

☐ Transfer .... $ ______

☐ Rollover .... $ ______

☐ Contribution ..... $ ______ for tax year ______

8. REPLACEMENT

8A. EXISTING INSURANCE

CHECK ONE ☐ Yes ☑ No

Do you have any existing life insurance or annuity contracts with this or any other company? *(Default is "Yes" if neither box is checked)*

8B. REPLACEMENT

CHECK ONE ☐ Yes ☑ No

Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity in this or any other company? If "yes", provide the information below for each policy or contract being replaced and attach any required state replacement and/or 1035 exchange/transfer forms.

Insurance Company Name	Contract Number	Contract Type Being Replaced
		☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity
		☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity

9. SPECIAL REQUESTS *If additional space is needed, attach letter signed and dated by the owner(s).*

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10. OPTIONAL RIDERS *Subject to state availability. To qualify for Flexible Lifetime Income, Income Access, GIA Plus or GPA[5] rider benefits, the entire contract value must stay invested in an approved asset allocation program established and maintained by Pacific Life for the riders.*

10A. ☐ **Guaranteed Withdrawal Benefit** *(Select one)*

- ☐ **Income Access** *Annuitant(s) must not be over age 85 at issue.*
- ☐ **Flexible Lifetime Income** *(Select one) If neither box below is checked, the single life optional rider will be issued.*
  - ☐ **Single Life** *Annuitant(s) must not be over age 85 at issue.*
  - ☐ **Joint Life** *(Complete the beneficiary information in Section 5) Available only if the Contract Type selected in Section 6 is Non-Qualified (not available if the Owner is a trust or other entity), IRA (including custodial IRAs), Roth IRA, SIMPLE IRA, SEP-IRA or TSA/403(b). Additionally, Joint Owners or Owner and Beneficiary must be at least age 59½ and not older than age 85 at issue. Joint Owners must be husband and wife. If the contract is owned by a sole Owner, the Owner's spouse must be designated as the sole primary beneficiary. If this is a custodially owned IRA, it is the responsibility of the custodian to verify that the beneficiary designation at the custodian is the spouse of the Annuitant and is at least age 59½ and not older than age 85 at issue.*

10B. ☐ **GIA Plus** *Annuitant(s) must not be over age 80 at issue.*

10C. ☐ **GPA[5]** *Annuitant(s) must not be over age 85 at issue, which must be at least ten years prior to the annuity date.*

10D. ☐ **EEG** *Annuitant(s) must not be over age 75 at issue.*

10E. ☐ **Waiver of Contingent Deferred Sales Charge (Withdrawal Charge) Rider** *If this rider is selected, the DCA Plus Fixed Option will not be an available investment option under the contract.*

If any rider selected in this section cannot be added to the contract due to age and/or other rider restrictions or state availability, the contract will be issued without that rider.

11. ALLOCATION OPTIONS ***Use whole percentages only. Allocations must total 100%.*** Complete Transfers and Allocations form for dollar cost averaging and rebalancing.

Manager:	%	Investment Options
Alger Funds	____	% Small-Cap Growth
AllianceBernstein	____	% International Value
Batterymarch	____	% International Small-Cap
BlackRock	10	% Equity Index
	____	% Small-Cap Index
Capital Guardian	____	% Diversified Research
	____	% Equity
Capital Research	____	% American Funds® Growth-Income
	____	% American Funds® Growth
ClearBridge	____	% Large-Cap Value
Columbia	____	% Technology
Goldman Sachs	____	% Short Duration Bond
Highland Capital	____	% Floating Rate Loan
JPMorgan	____	% Diversified Bond
Janus	____	% Growth LT
	____	% Focused 30
Jennison	____	% Health Sciences
Lazard	40	% Mid-Cap Value
Loomis Sayles	____	% Large-Cap Growth

Manager:	%	Investment Options
MFS	____	% International Large-Cap
NFJ	____	% Small-Cap Value
Oppenheimer	20	% Multi-Strategy
	____	% Main Street® Core
	____	% Emerging Markets
PIMCO	____	% Managed Bond
	____	% Inflation Managed
Pacific Life	____	% Money Market
	____	% High Yield Bond
	20	% DCA Plus Fixed Option with a Guarantee Term of 12 months

Indicate percentage of premium payment to be allocated to the DCA Plus Fixed Option and complete the DCA section of the Transfers and Allocations form. ***The DCA Plus Fixed Option will not be an available investment option if the optional Waiver of Contingent Deferred Sales Charge (Withdrawal Charge) Rider in Section 10 has been selected.***

Manager:	%	Investment Options
Van Kampen	10	% Comstock
	____	% Mid-Cap Growth
	____	% Real Estate
Vaughan Nelson	____	% Small-Cap Equity

MUST TOTAL 100% 100

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12. STATEMENT OF OWNER(S) I understand that federal law requires all financial institutions to obtain the name, residential address, date of birth and Social Security or taxpayer identification number, and any other information necessary to sufficiently verify the identity of each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions or annuity contract termination. I, the owner(s), understand that I have applied for an individual flexible premium deferred variable annuity contract ("contract") issued by Pacific Life Insurance Company ("company"). I received prospectuses for this variable annuity contract. After reviewing my financial background with my registered representative, I believe this contract, including the benefits of its insurance features, will meet my financial objectives based in part upon my age, income, net worth, tax and family status, and any existing investments, annuities, or other insurance products I own. If applicable, I considered the appropriateness of full or partial replacement of any existing life insurance or annuity. I also considered my liquidity needs, risk tolerance and investment time horizon when selecting variable investment options. I understand the terms and conditions related to any optional rider applied for and believe that the rider(s) meet(s) my insurable needs and financial objectives. **I UNDERSTAND THAT BENEFITS AND VALUES PROVIDED UNDER THE CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO ONE OR MORE VARIABLE INVESTMENT OPTIONS WILL REFLECT THE INVESTMENT EXPERIENCE OF THOSE INVESTMENT OPTIONS. THESE AMOUNTS MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.** I have discussed all fees and charges for this contract with my registered representative, including withdrawal charges. I understand that if I cancel a contract issued as a result of this application without penalty during the Right to Cancel initial review period, depending upon the state where my contract is issued, it is possible the amount refunded may be less than the initial amount I invested due to the investment experience of my selected investment options.

If there are joint owners, the issued contract will be owned by the joint owners as Joint Tenants With Right of Survivorship and not as Tenants in Common.

I certify, under penalties of perjury, that I am a U.S. person (including a U.S. resident alien) and that the taxpayer identification number is correct.

The following states require insurance companies to provide a fraud warning statement. Please refer to the fraud warning statement for your state as indicated below. Please check for state product availability.

Colorado It is unlawful to knowingly provide false, incomplete, misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Services.

Virginia It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

All Other States: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties.

Owner's Signature	Date *(mo/day/yr)*	Signed at: City	State
SIGN HERE John R. Doe	DATE 01/01/2007	CITY Anytown	STATE U S

Joint Owner's Signature *if applicable*	Date *(mo/day/yr)*
SIGN HERE Jane A. Doe	DATE 01/01/2007

13. REGISTERED REPRESENTATIVE'S STATEMENT

13A. CHECK ONE ☐ Yes ☑ No — Do you have any reason to believe that the applicant has any existing life insurance policies or annuity contracts? (Default is "Yes" if neither box is checked).

13B. CHECK ONE ☐ Yes ☑ No — Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued?

If "Yes", I affirm that I have instructed the applicant to answer "yes" to the replacement question in Section 8B of this application. I hereby certify that I have used only Pacific Life's approved sales material in connection with this sale and that copies of all sales materials used were left with the applicant. Any insurer-approved electronically presented sales materials will be provided in printed form to the applicant no later than at the time of the policy or contract delivery. I further certify that I have discussed the appropriateness of replacement, and followed Pacific Life's written replacement guidelines.

I have explained to the owner(s) how the annuity will meet their insurable needs and financial objectives.

I certify that I have reviewed this application, and have determined that its proposed purchase is suitable as required under law, based in part upon information provided by the owner, as applicable, including age, income, net worth, tax and family status, and any existing investments and insurance program.

I further certify that I have also considered the owner's liquidity needs, risk tolerance, and investment time horizon, that I followed my broker/dealer's suitability guidelines in both the recommendation of this annuity and the choice of investment options, and that this application is subject to review for suitability by my broker/dealer.

Soliciting Registered Representative's Signature	Print Registered Representative's Full Name	
SIGN HERE Cindy Brown	Cindy Brown	
Registered Representative's Telephone Number	**Registered Representative's E-Mail Address**	**Option**
213-495-0111		☐ A ☑ B ☐ C
Broker/Dealer's Name	**Brokerage Account Number** *Optional*	
Brown & Associates		

Send completed application as follows:

APPLICATION *WITH* PAYMENT:

Regular Mail Delivery: P.O. Box 2290, Omaha, NE 68103-2290
Express Mail Delivery: 1299 Farnam Street, 10th Floor, AMF, Omaha, NE 68102

APPLICATION *WITHOUT* PAYMENT:

Regular Mail Delivery: P.O. Box 2378, Omaha, NE 68103-2378
Express Mail Delivery: 1299 Farnam Street, 10th Floor, AMF, Omaha, NE 68102

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APPLICATION INSTRUCTIONS Pacific Explorer
Variable Annuity
Section Use these instructions when completing the Pacific Explorer application.
Pacific Life has policies to maintain physical, electronic, and procedural safeguards to protect the confidentiality of your personal information. Access to personal information is available only to those people who need to know in order to service your business. For additional information regarding Pacific Explorer, consult the prospectus.
1. & 2. Annuitant(s)/Owner(s): Check product guidelines for maximum issue age. When setting up annuity contracts, there are many combinations of owner and annuitant registrations which may result in different death benefit consequences. For example, the death of an owner/annuitant may have different consequences than the death of a non-owner annuitant. For qualified contracts, there cannot be joint or contingent owners and/or joint annuitants. Spousal signatures may be required for certain actions in qualified contracts. This contract is not intended for use in group unallocated plans. For 401(a) pension/profit sharing, 401(k) and 457 plans, name plan as owner, and participant as sole annuitant. For 403(b) plans, name participant as both sole owner and sole annuitant. For IRAs (except Inherited IRAs), owner and annuitant should be the IRA owner. Checklists for completing an application for Inherited IRAs or Inherited 403(b)s can be found on our Web site. Consult a tax adviser to properly structure annuity contracts and effect transfers. Complete the “Solicited at: State” box for custodial-owned contracts only.
3. Death Benefit Coverage: Death benefit coverage must be chosen at time of issue. If the stepped-up death benefit you have selected cannot be added to the contract due to age restrictions or state availability, the contract will be issued without the stepped-up death benefit rider.
4. Telephone/Electronic Transaction Authorization (Optional): By checking this box you authorize Pacific Life to receive certain instructions by telephone or electronically from your designee. This instruction is valid until you instruct us otherwise. Telephone/Electronic contract changes will be subject to the conditions of the contract, the administrative requirements of Pacific Life and the provisions set forth in the contract’s prospectus.
Electronic Delivery Authorization (Optional): Complete this section to receive statements, prospectuses and other information electronically from our Web site. This instruction is valid until you instruct us otherwise.
5. Beneficiaries: Indicate the person(s) or entity(ies) to be designated as beneficiary(ies). If no beneficiary(ies) is indicated, the provisions of the contract will govern as to the payment of any death benefit proceeds.
6. Contract Type: Check the type of annuity contract to be issued. Complete appropriate form indicated. If initial IRA payment represents both a rollover and a contribution, indicate amounts for each.
7. Initial Purchase Payment: Indicate the amount of the initial purchase payment in U.S. dollars. Minimum initial purchase payment is $5,000 for nonqualified contracts and $2,000 for qualified contracts. Transfer indicates a trustee to trustee or custodian to custodian transfer only.
8. Replacement: Indicate if this is a replacement or not by checking the appropriate box. If yes, provide the additional information and attach a Transfer/Exchange form and any required state replacement form(s).
9. Special Requests: Use this section to add Portfolio Optimization (indicate Model A, B, C, D or E) to your contract. For more information, please see the prospectus or Pacific Life’s Form ADV Part II brochure included in the product kit. Additional Portfolio Optimization Disclosure is on the reverse side of the application. This section can also be used for special registrations and additional beneficiary information.
10. Optional Riders: Riders are subject to state availability. You must enroll in the Portfolio Optimization asset allocation program to add Flexible Lifetime Income, Income Access, GIA Plus or GPA 5 rider(s) to your contract. If any rider you have selected within this section cannot be added to the contract due to age and/or other rider restrictions, the contract will be issued without that rider.
11. Allocation Options: Choose one or more investment options to which all or a portion of the initial purchase payment may be allocated. Use whole percentages only. Allocation percentages must total 100%. If choosing the DCA Plus Fixed Option: (a) indicate a 6- or 12- month guarantee term, and (b) complete the DCA section of the Transfers and Allocations form and submit with application. Only one guarantee term may be in effect at any given time. The DCA Plus Fixed Option will not be an available investment option if the optional Waiver of Contingent Deferred Sales Charge (Withdrawal CHarge) Rider in Section 10 is selected.
12. Statement Of Owner(s): Read this section carefully. The application must be signed and dated by the owner. In cases of joint ownership, both owners must sign. City and state where the application is signed must also be indicated.
13. Registered Representative’s Statement: Registered Representative must fully complete and sign this section. Registered Representative must select a commission option.
Important: Help avoid a returned application by confirming your application has the following minimum information: • Annuitant and owner information — Sections 1 & 2 • City and state where application is signed — Section 12 • Line of business is correct — Section 6 • Date application is signed — Section 12 • Replacement question — Section 8 • Registered Representative’s signature — Section 13 Instr (05/07)

APPLICATION INSTRUCTIONS
Pacific Explorer
Variable Annuity
PORTFOLIO OPTIMIZATION DISCLOSURE
By signing the application, you certify that:
(a) You have discussed this product and/or service with your registered representative and/or tax adviser, and believe the selections meet your insurable needs, financial objectives and risk tolerance.
(b) You have received and read the applicable prospectus describing Portfolio Optimization and the optional riders, including its benefits and risks.
(c) You are directing that your initial purchase payment (or contract value for existing contracts) be allocated based on the Portfolio Optimization Model that you selected. You also direct that subsequent purchase payments, if allowed by your contract, be allocated according to this model, as it may be modified from time to time, unless you instruct otherwise in writing.
(d) You may utilize investment tools made available by Pacific Life for selecting a Portfolio Optimization Model but you understand that it is your decision, in consultation with your investment professional, to select a model. Pacific Life bears no responsibility for this decision.
(e) You understand that participation in Portfolio Optimization is no guarantee against market loss.
(f) You understand that Portfolio Optimization Models will be analyzed from time to time and as a result, investment options may be added or deleted from a model, and/or the weightings of the investment options may change. These investment options may be different from those currently available (including investment options not currently available). You have read the prospectus and understand that your model may be automatically updated. You grant Pacific Life limited discretionary investment authority to periodically make changes in the Portfolio Optimization investment options and to allocate and reallocate your contract value in accordance with the Portfolio Optimization Model you have selected, since the Portfolio Optimization Model will be updated from time to time. Pacific Life can only transfer such discretionary authority (for example, the ability to periodically change model allocations) to another party with your consent, although Pacific Life may assume consent if it provides advance notice and you do not object. (For purposes of the preceding sentence, “transfer” means “assign” as interpreted under the Investment Advisers Act of 1940.)
(g) You will receive transaction confirmations of the annual automatic updates, if applicable.
(h) You will notify your investment professional if your financial situation and risk profile changes to determine if you need to change to a different Portfolio Optimization Model. In addition, you should periodically review, in consultation with your registered representative, your financial situation and risk profile to determine if you need to change Portfolio Optimization Models.
(i) You understand that you may withdraw from Portfolio Optimization at any time, and that if you have purchased Flexible Lifetime Income, Income Access, GIA Plus or GPA 5 rider, the rider will terminate if you withdraw from Portfolio Optimization.
(j) You understand that Portfolio Optimization may be terminated at any time. Pacific Life has no contractual obligation to continue the program.
Instr (05/07)